Exhibit 10.1

FIRST AMENDMENT TO

PARAMOUNT SKYDANCE CORPORATION 2025 INCENTIVE AWARD PLAN

THIS FIRST AMENDMENT TO PARAMOUNT SKYDANCE CORPORATION 2025 INCENTIVE AWARD PLAN (this “First Amendment”) is made and adopted by the Board of Directors (the “Board”) of Paramount Skydance Corporation, a Delaware corporation (the “Company”), as of October 5, 2026. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the Paramount Skydance Corporation 2025 Incentive Award Plan (the “Plan”);

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 27, 2026, by and among the Company, Warner Bros. Discovery, Inc. (“WBD”) and Prince Sub Inc. (“Merger Sub”), pursuant to which the Company will acquire WBD by virtue of the merger of Merger Sub with and into WBD, with WBD surviving the merger as the surviving corporation (collectively, the “Transaction”), on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, WBD maintains the Amended and Restated Warner Bros. Discovery, Inc. Stock Incentive Plan (the “WBD Stock Plan”), which was previously adopted by the Board of Directors of WBD and approved by the stockholders of WBD;

WHEREAS, Section 4.4 of the Plan provides that in the event that a company acquired by the Company, or with which the Company combines, has equity securities available for grant under a pre-existing plan approved by equityholders and not adopted in contemplation of such acquisition or combination, the equity securities available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the equityholders of the entities party to such acquisition or combination) may be used for Awards under the Plan and will not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares are not made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not Service Providers prior to such acquisition or combination;

WHEREAS, pursuant to Section 10.4 of the Plan, the Board may amend the Plan at any time; and

WHEREAS, in connection with the Transaction, the Company desires to amend the Plan as set forth herein to (i) provide that the shares available for issuance pursuant to the WBD Stock Plan (as adjusted by the equity award exchange ratio used in the Transaction) may be used for Awards and issued to certain Service Providers under the Plan following the Closing (as defined in the Merger Agreement) and shall not reduce the Shares authorized for issuance under the Plan to the extent permitted by the Plan, and (ii) amend the name of the Plan to reflect the change in the name of the Company from Paramount Skydance Corporation to Skydance Corporation.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as set forth herein, effective as of, and subject to and contingent upon the occurrence of, the Closing.

AMENDMENT

1.            The Plan is hereby amended to change the name of the Plan to the Skydance Corporation 2025 Incentive Award Plan.

2.            Section 11.13 of the Plan is hereby amended and restated in its entirety as follows:

“11.13 “Company” means Skydance Corporation, a Delaware corporation, or any successor.”

3.            The following new Sections are hereby added to Article XI of the Plan, and each applicable subsequent section of the Plan (and all cross references thereto) shall be renumbered accordingly:

“11.26 “Legacy WBD Participant” means a Service Provider who provided services to WBD and/or its subsidiaries immediately prior to the WBD Closing Date.”

“11.27 “New Company Participant” means a Service Provider who first commenced providing services to the Company and/or any Subsidiary on or following the WBD Closing Date, other than any Legacy WBD Participant.”

“11.48 “WBD” means Warner Bros. Discovery, Inc.”

“11.49 “WBD Closing Date” means the “Closing Date” as set forth in the WBD Merger Agreement.”

“11.50 “WBD Merger Agreement” means that certain Agreement and Plan of Merger, dated as of February 27, 2026, by and among the Company, WBD and Prince Sub Inc., as may be amended from time to time.”

“11.51 “WBD Share Reserve” means a number of Shares equal to the product of (i) the aggregate number of shares of common stock of WBD which, as of immediately prior to the closing of the Merger (as defined in the WBD Merger Agreement), remained available for issuance under the WBD Stock Plan, multiplied by (ii) the Equity Award Exchange Ratio (as defined in the WBD Merger Agreement), rounded down to the nearest whole Share.”

“11.52 “WBD Stock Plan” means the Amended and Restated Warner Bros. Discovery, Inc. Stock Incentive Plan.”

4.            The following language is hereby added at the end of Section 4.4 of the Plan:

“Without limiting the generality of the foregoing, in connection with the Merger (as defined in the WBD Merger Agreement), the WBD Share Reserve may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan, to the extent that grants of Awards using such Shares (i) are permitted without stockholder approval under the rules of The Nasdaq Stock Market LLC (or such other applicable principal securities exchange or quotation system on which the Common Stock is then listed), (ii) are made only to individuals who, on or after the WBD Closing Date, are Legacy WBD Participants or New Company Participants, and (iii) are only granted under the Plan during the period commencing on the WBD Closing Date and ending on June 3, 2034. The WBD Share Reserve shall be used for purposes of the Plan in accordance with this Section 4.4 and the applicable listing standards and rules issued by The Nasdaq Stock Market LLC, the New York Stock Exchange or such other applicable principal securities exchange or quotation system on which the Common Stock is then listed.”

5.            This First Amendment shall be and is hereby incorporated in and forms a part of the Plan.

6.            Except as expressly provided herein, all terms and provisions of the Plan shall remain in full force and effect.

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